Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2025 relating to the financial statements of Enovix Corporation and subsidiaries and the effectiveness of Enovix Corporation and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Enovix Corporation for the year ended December 29, 2024.

/s/ Deloitte & Touche LLP
San Jose, California
February 25, 2025